Exhibit 99.1

P R E S S     R E L E A S E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Reports $0.21 Earnings per Share, Continued Strong Growth in Marketing Services

Program, and Positive Cash Flows

Chicago, IL October 28, 2009 — Rewards Network Inc. (NASDAQ: DINE), a leading provider of marketing services and dining rewards programs to the restaurant industry, today announced $0.21 earnings per share for the third quarter of 2009. Third quarter results were highlighted by continued strong growth in the Marketing Services Program, lower provision for losses expense in the Marketing Credits Program, and lower operating expenses. At the end of the third quarter, the Company had $26.9 million of cash on hand and remained debt free. As previously announced, the Board of Directors of the Company declared a special cash dividend of $2.00 per share of common stock that was paid on October 22, 2009 to stockholders of record at the close of business on October 15, 2009, totaling $17.4 million.

The following table presents financial highlights of the Company’s operations for the third quarter and year to date periods ended September 30, 2009 and 2008 (in millions, except per share amounts, merchant count and net dining credits usage period). Earnings per share amounts have been adjusted to reflect the one-for-three reverse stock split effective July 6, 2009.

	3Q’09	3Q’08	YTD’09	YTD’08
Sales	$52.8	$62.4	$161.3	$187.2
Net revenues	$17.3	$18.3	$50.4	$57.1
Operating expenses	$14.6	$16.5	$45.0	$50.1
Net income	$1.9	$1.5	$3.1	$4.6
Earnings per share	$0.21	$0.16	$0.34	$0.50

Total merchants	10,121	9,755
Dining credits portfolio, net of reserves	$55.1	$82.4
Net dining credits usage period (months)	6.5	7.5

Third Quarter 2009 Results

Rewards Network ended the third quarter with 10,121 merchants, a 3.8% increase over the same period in the prior year. Consistent with the past five quarters, Marketing Services Program merchants led the growth, increasing by 1,895 or 57.3% to 5,201 over the prior year period and by 347 or 7.1% over the prior quarter. For the first time in the Company’s history, the number of Marketing Services Program merchants exceeded the number of Marketing Credits Program merchants. The shift towards Marketing Services Program merchants is the result of a concerted effort by the Company over the past few quarters to evolve into the leading marketing services provider to the restaurant industry. The strong growth in Marketing Services

Program merchants continued to be driven by increased demand for marketing services by restaurants who are seeking ways to increase the dining frequency of their customers and expand their customer base. Marketing Credits Program merchants declined by 1,529 or 23.7% to 4,920 over the prior year and 423 or 7.9% over the prior quarter as the Company continued to apply conservative dining credits purchasing policies and credit standards in order to maintain its dining credits portfolio with more creditworthy merchants.

For the third quarter of 2009, the Company reported total sales of $52.8 million, 15.5% lower than the prior year. While the shift in the sales mix towards the lower yield Marketing Services Program contributed to the decline in sales, net revenues of $17.3 million decreased at the lower rate of 5.7% because of the higher margins of the Marketing Services Program and a decrease in the provision for losses expense. The decrease in the provision for losses expense of $1.1 million, or 38.6%, was a result of the Company’s continued focus on more conservative dining credits purchasing policies and adherence to credit standards as well as the corresponding decrease in the dining credits portfolio.

“Our Marketing Credits Program will continue to be a significant part of our business, but we expect our Marketing Services Program to drive our growth,” said Ron Blake, CEO of Rewards Network. “The addition of Best Buy® as a new and important partner, the introduction of our rebranded and restructured iDine® program, the significant member survey completion rate, the new opportunity merchants have to directly communicate with members who dined at their restaurants, and our enhancements to our mobile applications are just a few of the initiatives to drive continuous improvement in our marketing offerings that support both of our Programs.”

The net dining credits portfolio was $55.1 million as of September 30, 2009, as compared to $82.4 million as of September 30, 2008, 33.1% lower than the prior year. By purchasing fewer dining credits with an emphasis on more creditworthy merchants, the Company was able to reduce its provision for losses expense for the third quarter of 2009 to $1.8 million or 3.4% of total sales, as compared to $2.9 million or 4.7% of total sales for the prior year period.

“The size of our net dining credits portfolio in the third quarter was essentially the same as in the second quarter,” said Chris Locke, CFO of Rewards Network. “With a measured approach to purchasing dining credits and a strong shift towards Marketing Services, we have raised margins, lowered our risk profile, and have made the business significantly less capital intensive.”

The Company continued to exercise disciplined expense management in light of the economic downturn in the third quarter as it has throughout 2009. Operating expenses decreased $2.0 million or 12.1% for the third quarter of 2009 as compared to the same period in the prior year.

Year to Date 2009 Results

Sales for the nine months ended September 30, 2009 were 13.8% lower as compared to the prior year period, largely as a result of a difficult economy. Consistent with the third quarter results, sales were impacted by the shift in the sales mix towards the Marketing Services Program, the Company’s decision to purchase fewer dining credits, lower consumer spending, and a shift in participating merchants to lower price point restaurants.

Net revenues for the nine months ended September 30, 2009 were 11.7% lower as compared to the prior year period. While net revenues were negatively impacted by lower sales, they were partially offset by the shift in sales towards the higher margin, lower risk Marketing Services Program, and lower provision for losses expense in the period.

Operating expenses for the nine months ended September 30, 2009 were 10.2% lower as compared to the prior year period due to the Company’s continued disciplined operating expense management.

Cash

During the first three quarters of 2009, the Company used $72 million of cash from operations to purchase dining credits, $4.1 million to repurchase its common stock, and $2.3 million for capital expenditures. After these expenditures, as of September 30, 2009, the Company still had $26.9 million of cash on hand, was debt free and had not drawn on its line of credit.

On October 5, 2009, the Company announced that the Board of Directors declared, after considering the Company’s financial results, liquidity, and potential cash uses, a special cash dividend of $2.00 per share of common stock that was paid on October 22, 2009 to stockholders of record at the close of business on October 15, 2009. The Company paid $17.4 million to its stockholders, which was funded from cash and cash equivalents.

“Our focus on managing risk in the dining credits portfolio has positively impacted our liquidity. We have increased the return on our dining credits investment and reduced the amount of capital we are using to run the business. In addition, the expansion of the Marketing Services Program has contributed to the improvement in operating cash flow. Our return of cash to stockholders through the repurchase of stock and our special dividend is in keeping with the long term goal of improving stockholder returns,” said Locke.

Conclusion

“We are well into planning for 2010 and beyond,” reported Blake. “We are actively working on the following initiatives:

•	adding sales resources to support both the Marketing Credits and Marketing Services Programs;

•	growing our Marketing Credits Program merchants in accordance with our credit and risk policies;

•	continuing our strong Marketing Services Program growth with new marketing and product initiatives; and

•	investing in technology and other resources to further improve our marketing services platform and capabilities.

Over the last several years we have modified our business to be more customer-focused and disciplined,” concluded Blake. “We have improved how we make investments in our dining credits portfolio and grown our Marketing Services Program. These steps are making our business significantly less capital intensive.”

Webcast Information

Management will host a conference call at 10:00 a.m. Eastern Time on Wednesday, October 28, 2009. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at investor.rewardsnetwork.com. The webcast is also available at www.streetevents.com and www.earnings.com. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call and presentation will be archived on the Company’s website at investor.rewardsnetwork.com. Alternatively, a dial-in replay is available through November 27, 2009, by dialing 1-888-286-8010 and using passcode 63748427.

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, powers the leading dining rewards programs in North America. Thousands of restaurants and other merchants benefit from the company’s restaurant marketing efforts, which include millions of email impressions, mobile access to restaurants via iPhone™ and BlackBerry® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as access to capital to restaurants in our program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and cash back benefits. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain merchants, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (iv) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (v) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (vi) changes to payment card association rules and practices, (vii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (viii) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (ix) adverse weather conditions affecting dining activity, (x) the Company’s minimum purchase obligations and performance requirements, (xi) the Company’s inability to attract and retain active members, (xii) factors causing our operating results to fluctuate over time, (xiii) the Company’s ability to obtain sufficient cash to operate its business, (xiv) changes in the Company’s programs that affect the rate of rewards, (xv) the Company’s inability to maintain an adequately-staffed sales force, (xvi) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xvii) network interruptions, processing interruptions or processing errors, (xviii) susceptibility to a changing regulatory environment, (xix) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xx) the failure of the Company’s security measures, (xxi) the loss of key personnel, (xxii) increasing competition, and (xxiii) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

# # #

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2009	%	2008	%	2009	%	2008	%
Sales	$52,784	100.00%	$62,442	100.00%	$161,329	100.00%	$187,228	100.00%

Cost of sales	25,538	48.38%	33,246	53.24%	81,799	50.70%	98,741	52.74%
Provision for losses	1,811	3.43%	2,949	4.72%	7,249	4.49%	8,433	4.50%
Member benefits	8,164	15.47%	7,926	12.69%	21,898	13.57%	22,994	12.28%

Net revenues	$17,271	32.72%	$18,321	29.34%	$50,383	31.23%	$57,060	30.48%

Membership fees and other income	261	0.49%	308	0.49%	804	0.50%	977	0.52%

Total operating revenues	$17,532	33.21%	$18,629	29.83%	$51,187	31.73%	$58,037	31.00%

Operating expenses:
Salaries and benefits	$4,749	9.00%	$5,414	8.67%	$14,199	8.80%	$16,278	8.69%
Sales commission and expenses	4,932	9.34%	4,921	7.88%	15,025	9.31%	14,784	7.90%
Professional fees	546	1.03%	836	1.34%	1,806	1.12%	2,349	1.25%
Member and merchant marketing	637	1.21%	978	1.57%	1,912	1.19%	3,003	1.60%
General and administrative	3,687	6.99%	4,396	7.04%	12,075	7.48%	13,720	7.33%

Total operating expenses	$14,551	27.56%	$16,545	26.50%	$45,017	27.90%	$50,134	26.78%

Operating income	2,981	5.65%	2,084	3.34%	6,170	3.82%	7,903	4.22%

Other expenses, net	15	0.03%	79	0.13%	65	0.04%	709	0.38%

Income before income tax provision	$2,966	5.62%	$2,005	3.21%	$6,105	3.80%	$7,194	3.84%

Income tax provision	1,059	2.01%	513	0.82%	3,031	1.88%	2,635	1.41%

Net income	$1,907	3.61%	$1,492	2.39%	$3,074	1.91%	$4,559	2.43%

Net earnings per share
Basic	$0.22		$0.16		$0.34		$0.50
Diluted	$0.21		$0.16		$0.34		$0.50
Weighted average number of common and common equivalent shares
Basic	8,764		9,067		8,941		9,052
Diluted	8,924		9,152		9,119		9,148

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Three months ended September 30, 2009			Three months ended September 30, 2008
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions(1)	1,311	1,436	2,747	1,670	816	2,486
Average transaction amount(1)	$44.60	$46.69	$45.70	$44.18	$46.05	$44.79

Qualified transaction amounts(1)	$58,473	$67,053	$125,526	$73,780	$37,574	$111,354
Sales yield(1)	73.7%	14.5%	42.1%	76.4%	16.1%	56.1%
Sales	$43,082	$9,702	$52,784	$56,402	$6,040	$62,442

Cost of dining credits	$25,261	$—	$25,261	$32,994	$—	$32,994
Processing fees	128	149	277	161	91	252

Total cost of sales	$25,389	$149	$25,538	$33,155	$91	$33,246

Provision for losses	$1,811	—	$1,811	$2,949	—	$2,949

Member benefits	$3,803	$4,361	$8,164	$5,421	$2,505	$7,926

Net revenues	$12,079	$5,192	$17,271	$14,877	$3,444	$18,321

(1) Supplemental operating and statistical data

	Nine months ended September 30, 2009			Nine months ended September 30, 2008
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions(1)	4,205	3,476	7,681	4,915	2,377	7,292
Average transaction amount(1)	$43.72	$45.98	$44.74	$45.43	$46.15	$45.67

Qualified transaction amounts(1)	$183,857	$159,826	$343,683	$223,306	$109,707	$333,013
Sales yield(1)	74.8%	14.9%	46.9%	75.8%	16.3%	56.2%
Sales	$137,547	$23,782	$161,329	$169,360	$17,868	$187,228

Cost of dining credits	$81,018	$—	$81,018	$97,860	$—	$97,860
Processing fees	417	364	781	567	314	881

Total cost of sales	$81,435	$364	$81,799	$98,427	$314	$98,741

Provision for losses	$7,249	—	$7,249	$8,433	—	$8,433

Member benefits	$11,925	$9,973	$21,898	$16,140	$6,854	$22,994

Net revenues	$36,938	$13,445	$50,383	$46,360	$10,700	$57,060

(1) Supplemental operating and statistical data

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

Definitions:

Qualified transaction amounts(1):	Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield(1):	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:	Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:	Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision is applied to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

(1)

Qualified transaction amount and related statistical measures (number of qualified transactions, average transaction amount and sales yield) are supplemental information the Company uses in analyzing operating results and managing the business. These supplemental financial measures provide useful information because they are important factors that affect our sales.

Selected Balance Sheet and Cash Flow Information

	September 30, 2009	December 31, 2008
Cash and cash equivalents	$26,923	$9,008
Dining credits	$68,839	$95,727
Allowance for doubtful dining credits accounts	($13,714)	($20,064)
Goodwill	$8,117	$8,117
Total assets	$116,333	$123,816

Accounts payable - dining credits	$3,889	$5,081
Litigation and related accruals	—	$3,164
Stockholders’ equity	$99,832	$99,319

	Nine Months Ended September 30,
	2009	2008
Net cash provided by (used in):
Operations	$24,396	$26,359
Investing	($2,275)	($3,607)
Financing	($4,125)	($39,758)

Rewards Network Inc. and Subsidiaries

- unaudited-

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

(all share and per share amounts have been adjusted to reflect the reverse one-for-three stock split effective July 6, 2009)

	Q3 2009	Q2 2009	Q1 2009	Q4 2008	Q3 2008
Sales Statistic Trends:
Marketing Credits Program sales	$43,082	$46,546	$47,919	$51,795	$56,402
Marketing Services Program sales	9,702	8,009	6,071	5,890	6,040

Total sales	$52,784	$54,555	$53,990	$57,685	$62,442
Sequential Quarterly Percentage Change
Marketing Credits Program sales	-7.4%	-2.9%	-7.5%	-8.2%	-5.6%
Marketing Services Program sales	21.1%	31.9%	3.1%	-2.5%	0.7%
Total sales	-3.2%	1.0%	-6.4%	-7.6%	-5.0%

Merchant Count Trends (period ended):
Marketing Credits Program merchants	4,920	5,343	5,844	6,293	6,449
Marketing Services Program merchants	5,201	4,854	4,082	3,595	3,306

Total merchants	10,121	10,197	9,926	9,888	9,755
Sequential Quarterly Percentage Change
Marketing Credits Program merchants	-7.9%	-8.6%	-7.1%	-2.4%	-3.0%
Marketing Services Program merchants	7.1%	18.9%	13.5%	8.7%	5.9%
Total merchants	-0.7%	2.7%	0.4%	1.4%	-0.1%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$58,473	$61,683	$63,701	$66,673	$73,780
Marketing Services Program	67,053	53,583	39,190	37,485	37,574

Total qualified transaction amounts	$125,526	$115,266	$102,891	$104,158	$111,354
Sequential Quarterly Percentage Change
Marketing Credits Program	-5.2%	-3.2%	-4.5%	-9.6%	-5.5%
Marketing Services Program	25.1%	36.7%	4.5%	-0.2%	2.4%
Total qualified transaction amounts	8.9%	12.0%	-1.2%	-6.5%	-3.0%

Sales Yield Trends:
Marketing Credits Program sales yield	73.7%	75.5%	75.2%	77.7%	76.4%
Marketing Services Program sales yield	14.5%	15.0%	15.5%	15.7%	16.1%
Total sales yield	42.1%	47.3%	52.5%	55.4%	56.1%

Member Activity Trends:
Member accounts active last 12 months	3,219	3,142	3,142	3,146	3,130
Number of qualified transactions during quarter	2,747	2,573	2,361	2,305	2,486

Cost of Dining Credits Trends:
Cost of dining credits	$25,261	$27,279	$28,478	$30,411	$32,994
Cost as % of Marketing Credits Program sales	58.6%	58.6%	59.4%	58.7%	58.5%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$68,839	$72,888	$82,305	$95,727	$103,265
Ending net dining credits portfolio	$55,125	$56,618	$63,016	$75,663	$82,389
Net write-offs - gross write-offs less recoveries	$4,811	$5,332	$4,394	$3,563	$2,106
Ending allowance for dining credits losses	$13,714	$16,270	$19,289	$20,064	$20,876
Allowance as % of gross dining credits	19.9%	22.3%	23.4%	21.0%	20.2%
Estimated months to consume gross dining credits *	8.2	8.0	8.7	9.4	9.4
Estimated months to consume net dining credits *	6.5	6.2	6.6	7.5	7.5

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)